Exhibit (5)(c)

                               PREFERRED CLIENT VA
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
ISSUED BY: NORTHBROOK LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS PO Box 94040, Palatine, IL 60094-4040 Telephone: 1-800-654-2397
Overnight Address: 3100 Sanders Rd., M4A, Northbrook, IL 60062

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OWNER(S)  Name ________________    __ M  __  F     Birthdate ___/___/____

          Address ________________________________    Soc. Sec. No.__ -__ - __
                  City      State          Zip

          Name __________________   __ M __ F      Birthdate  ___/___/__


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ANNUITANT         Address _________________________  Soc. Sec. No.__ - __ - _
Leave blank if            City   State      Zip
Annuitant is the
same as sole
Owner; otherwise
complete:         Name ___________________    __ M __ F   Birth ___/___/___


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BENEFICIARY(IES)  Address ______________________
                          City    State      Zip    Soc. Sec. No. __-__-___

Relationship to Owner__________________________________________


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

PURCHASE PAYMENT/  Total Purchase Payment $_________________           MSDW Universal Funds
PLAN OPTIONS       VARIABLE PORTFOLIO SELECTION                    _ Equity Growth                    ____%
                   MSDW Variable Investment Series                 _ International Magnum             ____%
                   _ Money Market                      ____%       _ Emerging Markets Equity          ____%
                   _ Quality Income Plus               ____%       _ U.S. Real Estate                 ____%
                   _ High Yield                        ____%
                   _ Utilities                         ____%           Van Kampen
                   _ Income Builder                    ____%       _ Emerging Growth                  ____%
                   _ Dividend Growth                   ____%
                   _ Capital Growth                    ____%       Fixed Account (if available)
                   _ Global Div. Growth                ____%       _ DCA Fixed Account                ____%
                   _ European Growth                   ____%       _ __________________
                   _ Pacific Growth                    ____%       _ __________________               ____%
                   _ Equity                            ____%                                   Total   100%
                   _ S&P 500 Index                     ____%                                          -----
                   _ Competitive Edge                  ____%       Plan Options (Choose one from options
                   _ Strategist                        ____%       available in your state.  If none is
                   _ Aggressive Equity                 ____%       selected, base policy will apply):
                   _ Short-Term Bond                   ____%
                                                                   _ Performance Death Benefit Option
                                                                     (Highest Anniversary Value): or

                                                                   _ Performance Income Benefit Option
                                                                     (GuMBI); or

                                                                   _ Performance Benefit Combination Option
                                                                     (GuMBI Combination); or

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REPLACEMENT    Will this annuity replace or change any existing annuity
INFORMATION    or life insurance?  _ Yes _ No (If Yes, complete the following.)

               Company _____________________________ Policy No. ___________

               Cost basis amount____________________ Policy Date __________

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TAX QUALIFIED PLAN    _ Yes     _  No  (If Yes, complete the following.)
                      __ Traditional IRA  __ Roth IRA  __ SEP   __ Other _____
                      _ Rollover                   _ 401 (a) (pension)
                      _ Transfer                   _ 403 (b) (TSA)
                      _ Contribution $____ Contribution Year ______________
                                                  (attach Form 5305 for SEP)

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SPECIAL INSTRUCTIONS        ------------------------------------------------

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


                               PREFERRED CLIENT VA
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
ISSUED BY: NORTHBROOK LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS PO Box 94040, Palatine, IL 60094-4040 Telephone: 1-800-654-2397
Overnight Address: 3100 Sanders Rd., M4A, Northbrook, IL 60062

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          The following  States  require  insurance  applicants to acknowledge a
          fraud  warning/disclosure   statement.   Please  refer  to  the  fraud
          warning/disclosure state for


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FOR APPLICANTS Upon  your  written  request we will provide you
IN ARIZONA:    within a reasonable period of time, reasonable, factual
               information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the contract Value on the date the returned contract is received by our company or our agent.


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FOR  APPLICANTS        Any person who knowingly and with intent to defraud any
IN  ARKANSAS,          insurance  company or other person files an application
KENTUCKY,   MAINE      for insurance or statement of  claim  containing  any
NEW MEXICO, OHIO       materially false information  or  conceals,  for the
OREGON & PENNSYLVANIA: purpose of  misleading,  information concerning  any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


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FOR APPLICANTS         It is unlawful to knowingly provide false, incomplete,
IN COLORADO:           or misleading facts or information to an insurance
                       company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.


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FOR  APPLICANTS        Any  person  who  knowingly  and with  intent to  injure,
IN FLORIDA:            defraud,  or  deceive  any  insurer  files a  statement
                       of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.


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FOR  APPLICANTS       Any  person who knowingly  presents a false or fraudulent
IN LOUISIANA:         claim for  payment  of a loss or  benefit or  knowingly
                      presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.


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FOR   APPLICANTS      Any   person  who  includes  any  false  or   misleading
IN NEW JERSEY:        information on an  application  for an  insurance policy
                      is subject to criminal and civil penalties.


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FOR APPLICANTS        WARNING:  It is a crime to provide false or misleading
IN WASHINGTON D.C.:   information to an insurer for the purpose of defrauding
                      the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

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SIGNATURE(S)            A copy of this  application  signed by the
(contract applications  Representative will be the receipt  for the first
and certificate         purchase  payment.  If  Northbrook  Life
enrollments are         Insurance Company  ("Northbrook  Life") declines
referred to as          this  application,  Northbrook  Life  will have no
aplications.)           liability  except to return the first purchase payment.

                        I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by Northbrook Life. By accepting the annuity issued, I agree to any additions or corrections to this application. Northbrook Life will obtain written agreement from me for any change in the benefits, type of plan, or birthdates.

                        I understand that annuity values and income payments based on the investment experience of a separate account are variable and not guaranteed as to dollar amount. I acknowledge receipt of the current prospectus for the Flexible Premium Deferred Variable Annuity.

                      Signed at________________________Date_____/_____/_____
                                City          State

                      Owner(s)______________________________________________

                      Annuitant_____________________________________________


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REPRESENTATIVE      Will  the  annuity  applied  for  replace  or  change  any
USE ONLY            existing annuity or life insurance?   _  Yes    _  No

                    Rep Name (Please print)_____________________
                    Phone No. (     )___________________________
                    Rep Signature ______________________________
                    Branch/Rep No. _____________________________
                    FL License No. _____________________________

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